Exhibit 23.3

Consent of J.D. Power & Associates

We hereby consent to the citation by Delphi Automotive PLC (the “Company”) of data from our JDPA-GCAT WorldQuery 2011 Q1 File or from J.D. Power AutoQuery Application, and to the use of our name in connection with the use of such data in the Registration Statement on Form S-1 (No. 333-174493) and any amendments thereto filed by the Company with the Securities and Exchange Commission.

/S/ JEFF SCHUSTER
J.D. Power & Associates Jeff Schuster, Executive Director

June 29, 2011